                                                                   Exhibit 10.52


[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.


                         TECHNICAL ASSISTANCE AGREEMENT

AGREEMENT made and entered into, by and between

Matsushita Communication Industrial Co., Ltd., Communication Systems Division, a Japanese corporation, having its principal offices at 3-1 Tsunashima-Higashi 4-chome, Kohoku-ku, Yokohama 223-8639, Japan (hereinafter called "Licensor"), and UTStarcom Inc., a Delaware corporation, having its principal offices at 1275 Harbor Bay Parkway, Suit 100, Alameda, California 94502, U.S.A. (hereinafter called "Licensee").

                                   WITNESSETH:


RECITALS:


Licensor and Licensee have been the parties to the technical assistance agreement effective on October 1, 1999 which is subsequently modified, under which Licensee is receiving from Licensor, technical assistance and information for, and know-how in connection with, the manufacture and assembly in [*] of a certain radio port and radio port controller.

Licensee is desirous of receiving such a technical assistance in further details and to a higher level.

Licensor is willing and ready to render such technical assistance, information and know-how to Licensee, all upon and subject to the terms and conditions hereinafter set forth,

NOW, THEREFORE, in consideration of the recitals and the mutual promises herein contained, the parties hereto agree as follows:

ARTICLE 1. DEFINITIONS

1.01  The term "Item(s)" means,
1)[*], and
2)[*],
Any other items may be added to the aforesaid items or any of the aforesaid items may be excluded from the scope of Items by mutual written agreement or the parties hereto and subject to the approval of the Japanese Government, if then required.

1.02 The term "Products" means the product models and the subassemblies therefor within the scope of Items, that are designed and/or manufactured by Licensor during the term of this Agreement and are selected by a written agreement of the parties hereto. The initial Products are set forth in Exhibit A attached hereto and made a part hereof. Exhibit A may be amended by a written agreement of the parties from time to time during the term of this Agreement and subject to the approval of the Japanese Government, if then required.

1.03 The term "Effective Date" means the date on which both parties signed this Agreement (if different, the later date of signature), subject to the approval of the Japanese Government, if necessary.

1.04 The term "Components" means parts, components, materials, subassemblies, printed circuit boards, control cards, interface cards, accessories, packing materials, and printed materials used in the Products.

1.05 The term "Production Equipment" means machine, tools, jigs, molds, dies, and instruments, required by Licensee for manufacture (including assembly, adjustment, programming, and tests) and inspection of the Products.

1.06 The term "Production" means procurement of Production Equipment, Components, assembly, adjustment, in-process test, quality control inspection and repair.

1.07 The term "Calculation Period" means the periods from [*] to [*], from [*] to [*], from [*] to [*], and from [*] to [*] of each year, and the period from the later coming [*] to the date of termination or expiration of this Agreement.

1.08 The term "Affiliates" means companies or other entities controlling, controlled by, or under the common control with, either party, and the term "Subsidiaries" means, among the Affiliates, companies or other entities controlled by either party. As used in this Article, the term "control" means the direct or indirect ownership or control of the majority of the outstanding shares or the ownership representing the power to direct the business of the companies or entities, as long as such ownership or control exists.

ARTICLE 2. TECHNICAL ASSISTANCE

2.01  Technical Information and Advice:
2.01A During the term of this Agreement, Licensor shall furnish Licensee with a set of tangible technical information for use by Licensee in the manufacture and/or assembly of the Products to the extent freely disposable by Licensor without any obligation to any third party, necessary for the Production of the Products by Licensee. Such information (hereinafter called "Technical Information") shall be as set forth in Exhibit B attached hereto and made a part of this Agreement.

2.01B From time to time during the term of this Agreement, whenever a new Product is selected pursuant to Article 1.02. hereof, Licensor will furnish Licensee with the technical information therefor, to the extent provided for in
Article 2.01A hereof and required in addition to what has been previously supplied. Such technical information shall also be the Technical Information.

2.01C From time to time during the term of this Agreement, at the reasonable request of Licensee in writing, Licensor may furnish Licensee with advice and information which is incidental or supplemental to the Technical Information furnished pursuant to Articles 2.01A and 2.01B hereof and which may be properly disclosed by Licensor.

2.01D All Technical Information furnished hereunder shall be in the English language except for software and hardware design document in the Japanese language, and the measurements and specifications used therein shall be in the metric system.

2.02  Technical Service:
2.02A From time to time during the term of this Agreement, at the reasonable request of Licensee in writing, Licensor may permit officers and/or employees of Licensee to visit Licensor's facilities at which it manufactures or assembles the Products, for such periods of time as mutually agreed, to train such personnel of Licensee in the process of manufacturing and assembling the Products.

2.02B From time to time during the term of this Agreement, at the reasonable request of Licensee in writing, Licensor may send one or more of its engineers and/or technicians to Licensee's or Sub-Licensee's facilities at which it manufactures and/or assembles the Products, for such periods of time as mutually agreed, to provide advisory and instructive technical service to Licensee regarding the manufacture and/or assembly of the Products hereunder.

2.02C Details of the terms and conditions applicable to the technical services to be provided to Licensee as set forth in Articles 2.02A and 2.02B that are to be rendered by Licensor's engineers or technicians visiting Licensee's factory as herein provided shall be confirmed in writing between both parties hereto to the extent practicable prior to any such visit.

2.02D From time to time during the term of this Agreement, at the reasonable request of Licensee, Licensor may inspect or test samples of the Products produced by Licensee or the Components obtained by Licensee pursuant to the provisions of Article 4.02 hereof, and Licensor may inform Licensee of the results of such inspection or the test with any pertinent comments, if any, that Licensor may have to make. Such samples shall be given to Licensor [*] and at the [*].

Licensee shall also reimburse Licensor, [*], for the expenses of [*] involved after receipt by Licensee of Licensor's invoice therefor.

2.03A All costs and expenses for the technical information, advice and services to be provided to Licensee as set forth in Articles 2.01 and 2.02 hereof (hereinafter called "Technical Services"), including those for technical information, advice, technical service, accommodation, transportation to and from Japan by air coach, meals and allowances, in respect of Licensor's engineers and/or technicians and Licensee's officers and/or employees as the case may be, shall be paid, or if paid by [*], shall be reimbursed, by [*] to [*] in [*] by means of telegraphic transfer within [*] after [*] presentation to [*] of bills or invoices for any such costs or expenses.

2.03B The schedule of the Technical Services at the initial stage and the payment therefor shall be set forth in Exhibit C.

2.03C Anything to the contrary herein notwithstanding, all such personnel of Licensor shall be deemed at all times to be employees of Licensor, subject to Licensor's ultimate direction and control, and shall not be deemed to be employees of Licensee.

2.03D  Governmental Approval: Any of the Technical Assistance (as defined in
Article 3.01A hereof) herein contemplated shall be made available to Licensee subject to a required approval by the competent authority of the Japanese Government under the Foreign Exchange and Foreign Trade Law of Japan, and/or the Japanese governmental administration guidance if and to the extent from time to time so required. It is further agreed by the parties hereto that any addition or selection of Item or Product pursuant hereto and any renewal of this Agreement shall also be subject to a required approval of the Japanese Government under the aforesaid law and/or governmental guidance, if and to the extent then required.

ARTICLE 3. LICENSES

3.01A During the term of this Agreement, Licensor hereby grants to Licensee [*] license, [*], to use the Technical Information and advice and information related thereto and the Technical Services and such other technical assistance as may be furnished by Licensor hereunder (all of which are hereinafter collectively called "Technical Assistance") in order to manufacture and/or assemble the Products in [*] for sale, use, lease or other disposition of the same in [*].

3.01B To the extent any patent owned by Licensor is embodied within the Technical Assistance and is applicable to manufacturing or selling the Products, Licensor agrees and hereby grants to Licensee during the term hereof, a [*] license under such patent, [*], to the extent necessary to exercise the license granted under Article 3.01A.

3.01C [*], Licensee [*] grant a sub-license of the license granted to it under Articles 3.01A and 3.01B to UTStarcom (Hangzhou) Telecom Co., Ltd. at Yile Industrial Park, Building 3, 129 WenYi Road, Hangzhou 310012, P.R. China (hereinafter called "Sub-Licensee"), as long as the Sub-Licensee remains a Subsidiary of the Licensee and provided that Licensee obtains at its risk and responsibility any permits and licenses necessary for such sub-license including, but not limited to, those by the governments of U.S.A. and P.R. China, that the Licensee shall have Sub-Licensee observe and comply with the terms and conditions hereof, and that Licensee shall be responsible for the performance of the Sub-Licensee. In the event there is a major change in the management or ownership of the Sub-Licensee, the Licensee shall inform the Licensor thereof without delay.

3.01D In the event the Licensee or the Sub-Licensee invents, creates or perceives any improvement, enhancement, addition or other modification on the Products and/or Technical Assistance during the term of this Agreement, the Licensee and the Sub-Licensee hereby grants to Licensor and its Subsidiaries a [*] license, [*], to use such improvement, enhancement and modification in order to manufacture/assemble the Item or sale, use, lease or other disposition of the same.

3.01E In the event any improvement, enhancement, addition or other modification on the Products and/or Technical Assistance is invented, created or perceived jointly by (i) the Licensor and (ii) the Licensee and/or Sub-Licensee during the term of this Agreement, such improvement, enhancement, addition or other modification shall be [*] owned by [*].

The application for protection and its costs for such [*] owned improvement, enhancement, addition or other modification ("[*] Property") shall be discussed separately by the parties. Each party and its Affiliates may use such [*] Property for any purpose without the consent of the other party and without any compensation or accounting to the other party, provided that granting a license, sale, transfer or other disposition of the [*] Property to any third party (excluding respective Affiliates) requires a prior written consent of the other party and the income resulting from such license, sale, transfer or other disposition shall be shared [*] between the parties hereto.

ARTICLE 4. PRODUCTION EQUIPMENT & COMPONENTS

4.01  Production Equipment:
In the event that Licensee purchases any of the Production Equipment excluding the molds and dies from any third party, Licensee agrees that in order for Licensor to properly provide Technical Assistance to Licensee pursuant to this Agreement, Licensee shall purchase such Production Equipment only in accordance with the specifications therefor that are given to Licensee by Licensor. As for the molds and dies, the Licensor provides the specification of the Components to be manufactured with such molds and dies, and the Licensee shall purchase the molds and dies at its sole discretion and responsibility.

4.02  Components:
In the event Licensee purchases any Components from any third party, Licensee agrees that in order for Licensor to properly provide Technical Assistance to Licensee pursuant to this Agreement, any such Components that Licensee purchases from any third party shall meet and maintain the specifications and quality standards set therefor by Licensor.

ARTICLE 5. REMUNERATION

5.01 The parties hereto agree to establish the annual contracted minimum quantities as to the each of the Products which Licensee shall manufactures in [*] and sells in [*] during each annual term of this Agreement. Such contracted minimum quantities shall be separately confirmed in writing.

5.02 In consideration of the Technical Assistance to be provided by Licensor to Licensee and the licenses granted to Licensee pursuant to this Agreement, Licensee agrees to pay to Licensor a technical assistance fee set forth in Exhibit D.

5.03 Licensee agrees to provide Licensor with written reports, in such a form as may be reasonably indicated and requested by Licensor, within [*] after the end of each Calculation Period beginning with the Calculation Period commencing on the Effective Date, setting forth the number of Products shipped from Licensee and Sub-Licensee during the immediately preceding Calculation Period, and also showing computation of the technical assistance fee payable pursuant to the provisions of this Article and compensation of the tax described in Article 5.05 hereof. The report following expiration or termination of this Agreement shall include all of the Products shipped from Licensee and Sub-Licensee prior to the expiration or termination hereof and not previously reported to Licensor. Within [*] after the end of each Calculation Period, Licensee shall pay to Licensor the technical assistance fee for the Products included in such report in [*], by telegraphic transfer to Licensor's account at such bank as shall be designated by Licensor. The conversion to [*] from [*] shall be made based on the TTB rate quoted by the Citibank in California, U.S.A. on the date of relative payment.

5.04 Licensee agrees to keep records showing the total number of the Products shipped from Licensee and Sub-Licensee, and showing other related information in sufficient detail to enable the technical assistance fee payable hereunder by Licensee to be determined. Licensee further agrees, if Licensor so requests, to permit its books and records to be examined by Licensor from time to time during the term hereof and for [*] after termination or expiration hereof and to take extracts therefrom, to verify the technical assistance fee due and payable hereunder. Such examination shall be made at the expense of [*] its duly authorized representative(s) or agent(s) appointed by Licensor.

5.05 The technical assistance fee payable to Licensor by Licensee hereunder is net of the withholding tax or the tax at the source, and, if there is any such tax, the amount of the technical assistance fee is adjusted to compensate for such tax. Licensee shall promptly after payment of such tax furnish Licensor with a copy or the pertinent receipt of such tax issued by the tax agency or proof of payment thereof.

5.06  If, as of the expiration or termination of this Agreement, there are any:
(1) Products then completed by Licensee but not yet sold or otherwise disposed of; or (2) Products then in the process or manufacture or assembly; the technical assistance fee shall be paid thereon, as set forth above, by Licensee to Licensor by telegraphic transfer for all of such products within [*] after such expiration or termination hereof. Licensee agrees to provide Licensor with written reports in respect of any Products provided for in this Article 5.06 in like form and manner set forth in Article 5.03 hereof, within [*], after the expiration or termination hereof, setting forth the number of each such Product then completed or then in process as of the date of expiration or termination hereof.

ARTICLE 6. MAINTENANCE OF QUALITY

6.01A Licensee agrees that in order for Licensor to properly provide the Technical Assistance to Licensee pursuant to this Agreement, Licensee shall strictly comply, in the Production of the Products hereunder, with all specifications and quality standards that are reasonably established by Licensor for Production of the Products. Licensee agrees to submit to Licensor, as Licensor reasonably requests, Licensee's quality control and inspection data in such form as may be reasonably established by Licensor for its inspection. Licensee shall keep, during and for [*] after the terms of this Agreement, copies of such quality control and inspection data so furnished to Licensor. Licensee agrees, upon reasonable request of Licensor, to send to Licensor samples of Products or the Components obtained by Licensee or its Sub-Licensee in reasonable quantities. Licensor may give Licensee, as promptly as possible, such Technical Assistance and such pertinent advice and/or instructions in written form in English with respect to the Products and/or Components, as shall be necessary in the reasonable opinion of Licensor after inspecting and/or testing such samples and/or after reviewing the reports of quality control, inspection and/or manufacturing data.

6.01B If, at any time during the term of this Agreement, Licensee and Licensor deem it necessary, Licensor may send to Licensee, Licensor's engineer(s) and/or technician(s) for the purpose of checking and/or inspecting the quality and/or performance of the Products and/or Components manufactured or assembled by, and/or the performance of the Production Equipment and/or the quality of the Components purchased by, Licensee or the Sub-Licensee, and in any such event, the provisions of Article 2.03 hereof shall be applicable to such sending of Licensor's engineer(s) and/or technician(s).

6.01C Licensee hereby agrees to inform Licensor forthwith in writing of any current or future standards, legal or otherwise, applicable to the Products, if any, in [*]. Licensor agrees to provide Licensee with such information and assistance as may be reasonably required by Licensee in obtaining any approvals, ratings or listings for the Products.

6.02 Manufacture and assembly of the Products and the sale or other disposition thereof by Licensee or the Sub-Licensee, as well as any guarantee thereon to Licensee's customers of the Products including, without limitation, responsibility for product liability, obtaining approval for the Products pursuant to any standard, legal or otherwise, applicable to the Products, shall be at Licensee's sole cost and expense and at Licensee's sole risk and responsibility, and Licensor shall not be responsible therefor to Licensee, the Sub-Licensee or any third party. Licensee shall indemnify Licensor for and hold Licensor harmless from any losses, liabilities, damages, claims, actions, suits, proceedings, costs and expenses (including fees and expenses of counsel) arising out of or in connection with the use by Licensee of any Technical Assistance, Production Equipment, Components, Technical Information, advice or service furnished by Licensor hereunder and the manufacture or assembly and sale or other disposition of the Products or Components hereunder, including, without limitation, claims for product liability (excepting those claims relating to defects in design of the Products as delivered Licensor) and obtaining approval for the Products pursuant to any standards, legal or otherwise, applicable to the Products or for infringement of any patents, trademarks or other proprietary rights or any third party.

6.03 The sole obligation of Licensor with respect to the Technical Assistance, advice or service to be provided to Licensee under this Agreement shall be to furnish the same to Licensee as provided for in this Agreement. Licensor shall have no responsibility for the ability of Licensee or the Sub-Licensee to use such Technical Assistance, Technical Information, advice or service or for the Products manufactured or assembled by Licensee or the Sub-Licensee thereunder.

ARTICLE 7. TRADEMARK

7.01 Licensee shall affix Licensee's brand name and/or its trade name designated by Licensee on the Products. Licensee shall not use any trademark, model numbers or tradename used by the Licensor or any mark which shall be, in the Licensor's opinion, similar to or shall resemble such Licensor's trademarks, model numbers or tradename, on the Products or with respect to the sale, use, lease or other disposition thereof (including relevant printings and advertising materials).

ARTICLE 8. GENERAL PROVISIONS

8.01  Secrecy and Unauthorized Use of Technical Information:
8.01A Except as specifically set forth in Article 8.01 hereof or otherwise approved by Licensor in a separate writing, Licensee agrees to treat and keep secret and confidential and not to disclose, except as herein provided pursuant to Article 8.01B below, to any person, Licensor's technical know-how which may be disclosed by Licensor's engineers or technicians and/or acquired by Licensee's officers or employees and agents, as well as all Technical Information, advice and service furnished or disclosed by Licensor to Licensee hereunder, except to the extent Licensee may be required to disclose the same to obtain any approvals for the Products as provided for in Article 6 above or as may otherwise be required by law. Licensee further shall not use any Technical Information, advice or service furnished hereunder for any purpose other than that of this Agreement and shall not file or cause to be filed application for any patent or similar right in any countries based on or with respect to the Technical Information, advice or service furnished hereunder.

8.01B In the event Licensee shall disclose any of the Technical Information to the Sub-Licensee, except as provided in Article 8.01A hereof, Licensee shall obtain from the Sub-Licensee a confidential information agreement or arrangement as shall be mutually satisfactory to Licensor and Licensee.

8.01C Licensee shall take all necessary actions to comply and to compel compliance with the provisions of Article 8.01A hereof and with the provisions of any confidential information agreement or arrangement entered into pursuant to the provisions of Article 8.01B hereof.

8.01D The provisions of Article 8.01 hereof shall survive the expiration or termination of this Agreement, unless and until any Technical Information and advice or service furnished in connection therewith, as referred to in Article 8.01A above, shall have become part of the public domain or until [*] after the expiration or termination of this Agreement.

8.02  No Warranty:
8.02A Nothing herein contained shall be construed as the making or giving by Licensor of any warranty or representation that any Products manufactured or assembled by Licensee or the Sub-Licensee hereunder or that any process or method for manufacturing or assembling the Products by Licensee or the Sub-Licensee or that any Components or Production Equipment purchased by Licensee or the Sub-Licensee according to the specifications supplied from Licensor shall not infringe upon any proprietary property rights, including but not limited to, patent rights and trademark rights owned or otherwise controlled by a third party. Any license or permission, if any, that is required by Licensee or the Sub-Licensee from any third party, to manufacture or assemble or sell or otherwise dispose of the Products hereunder, shall be acquired by Licensee [*].

8.02B During and after the term hereof, nothing herein contained shall be construed as the making or giving by Licensor of any warranty or representation that any Products meet the current or future standards, legal or otherwise, applicable to the Products, if any, in the [*].

8.03  Force Majeure:
Neither party shall be liable for delay or failure in performance arising from any of the following: (a) acts of God, or public enemy, or war (declared or undeclared); (b) acts of governmental or quasi-governmental authorities or any political subdivision thereof, or of any department or agency thereof, or regulations or restrictions imposed by law or by court action; (c) acts of persons engaged in subversive activities or sabotage; (d) fires, floods, explosions, or other catastrophes; (e) epidemics or quarantine restrictions; (f) strikes, slowdowns, lockouts, or labor stoppages, or disputes of any kind; (g) freight embargoes or interruption of transportation; (h) any other causes, similar or dissimilar, beyond the control of the affected party, and the time for performance by such party shall be extended by a period of any such delay.

8.04  Breach or Default and Waiver:
Either party hereto has the right to terminate this Agreement by giving a written notice to the other party to that effect in the event such other party shall have been in a material breach and/or default of this Agreement and such material breach and/or default shall not have been corrected within [*] after receipt of notice specifying the nature of such breach and/or default. The termination of this Agreement shall be without any prejudice to the rights which such terminating party may have under this Agreement. No failure or delay on the part of any party to exercise its right of termination of this Agreement for any one or more breaches and/or defaults shall be construed to prejudice its rights of termination for any other or subsequent breaches and/or defaults.

8.05  Disputes:
Any disagreement in connection herewith shall be finally settled by arbitration. If Licensor initiates the arbitration, the arbitration shall be held in San Francisco, California, the U.S.A. in accordance with the International Arbitration Rules of American Arbitration Association. If Licensee initiates the arbitration, the arbitration shall be held in Tokyo, Japan in accordance with the Commercial Arbitration Rules of Japan Commercial Arbitration Association.

8.06  Applicable Law:
This Agreement shall be interpreted and governed in accordance with the laws of Japan, without reference to its conflicts of laws principles.

8.07  Assignment:
Neither this Agreement or any rights and obligations hereunder shall be assignable or otherwise transferable by either party, voluntarily or by operation or law or otherwise, without the prior written consent of the other party hereto, and any assignment or transfer without such consent of the other party shall be null and void; provided, however, that all of the terms of this Agreement shall inure to the benefit of and shall be binding upon each of the parties hereto and their respective successors and assigns as may be expressly consented to in writing by the other party.

8.08  Entire Agreement and Amendment:
This Agreement and the exhibits thereto, contains the entire and only agreement between the parties hereto with respect to the subject matter herein contained and, this Agreement supersedes and cancels all previous agreements, negotiations, commitments and writings with respect to the subject matter hereof. This Agreement may not be amended, modified, superseded or canceled, nor may any of the terms, provisions or conditions hereof be waived, except by a written instrument duly executed by an authorized officer of each of the parties hereto. No waiver by either party of any condition of this Agreement, in any one instance, shall be deemed to be or construed as a further or continuing waiver of any such condition.

8.09  Obligations After Expiration or Termination:
Except as to Products completed and/or in process as referred to in Article
5.06 hereof, upon and after the expiration or termination of this Agreement, Licensee shall not engage, nor contract with third parties to engage, in the manufacture or assembly or sale or other disposition of the Products, and Licensee shall, upon and after the expiration or termination of this Agreement, neither use nor contract with third parties to use any Technical Information or technical know-how embodied in the Technical Information, advice, service or other technical assistance furnished by Licensor hereunder, and Licensee shall return to Licensor [*], within [*] after notice to that effect sent by Licensor to Licensee, all or such Technical Information, advice, service or other technical assistance theretofore delivered or furnished by Licensor hereunder in tangible form relating to the Products and the manufacture and assembly thereof, including all copies or reproductions thereof.

8.10  Article Headings:
The article headings contained in this Agreement are for the convenience of reference only and do not form a part of this Agreement, and shall not in any way affect the interpretation of this Agreement.

8.11  Notice:
For the purpose of this Agreement, any notice hereunder shall be sufficiently given if:

8.11A Delivered personally, in which case it shall be deemed to have been received at the time of delivery; or

8.11B  Sent by prepaid registered or certified air mail, addressed as follows:

                To Licensee at:
                UTStarcom Inc.
                1275 Harbor Bay Parkway, Suite 100, Alameda, California 94502, the U.S.A.
                Attention: Russell L. Boltwood
                To Licensor at:
                Matsushita Communication Industrial Co., Ltd.
                Communication Systems Division
                4-3-1, Tsunashima-higashi, Kohoku-ku, Yokohama 223-8639, Japan
                Attention: General Manager,
                International Business Department

or to such other addresses as may hereafter be furnished in writing by either party hereto to the other, and such mail shall be deemed conclusively to have been received on the tenth (10th) business day of the recipient following the date on which it is so mailed; or

8.11C Sent by a overseas commercial courier to the address set forth in Article 8.11B, in which case it shall be deemed to have been received on the second
(2nd) business day of the recipient following the date on which it is deposited to such courier.

8.12  Scope of Technical Assistance and Licenses:
The Technical Assistance to be provided and licenses granted pursuant to this Agreement are solely for manufacturing, assembling and selling the Products and not for manufacturing, assembling and selling any individual Components or Production Equipment.

8.13  Change of Specifications:
8.13A Licensee or the Sub-Licensee may make any change(s) in the specifications or to the physical appearance of the Products, provided that such change(s) shall be at the risk and responsibility of Licensee and that Licensee shall defend, indemnify and hold Licensor harmless from any losses, liabilities, damages, claims, actions, suits, proceedings, costs and expenses (including fees and expenses of counsel) arising out of or in connection with such change(s). Such changed Products shall be also deemed to be Products for the purpose of this Agreement.

8.13B Upon written notice to Licensee, Licensor may from time to time alter the specifications of or substitute any Components Licensor may supply in any manner which, in the judgment of Licensor, does not degrade the performance or quality of such Components, without incurring any liability to Licensee.

ARTICLE 9. TERM & TERMINATION

9.01 This Agreement shall be effective for the period of [*] commencing on the Effective Date unless earlier terminated pursuant to the provisions of this Agreement, and after expiration of the original term, this Agreement may be renewed by the mutual written consent of the parties hereto under the terms and conditions to be then mutually agreed upon and subject to the approval of the Japanese Government, if then required. Notwithstanding the foregoing in this
Article 9.01, in the event Licensee continues the manufacture of the Products after expiration of the original term, this Agreement shall be deemed automatically renewed year to year under the otherwise same terms and conditions, unless Licensor gives a notice of termination at least [*] prior to the expiration of any renewal term.

9.02 If at any time during the term of this Agreement, Licensee makes any unauthorized use of any Technical Information, advice or service furnished by Licensor to Licensee, Licensor shall have the right to terminate this Agreement upon notice without prejudice to any rights which Licensor may have under or in connection with this Agreement.

9.03 Should Licensee at any time default in making payment of any technical assistance fee or in providing any report as herein provided for and fail to remedy such default within [*] written notice to that effect given by Licensor, Licensor may, at its option, terminate this Agreement by written notice in writing to Licensee. No failure or delay on the part of Licensor to exercise its right of termination of this Agreement for any one or more defaults of Licensee in the payment of any technical assistance fee or in providing any report pursuant hereto shall be construed to prejudice Licensor's rights of termination hereof for any other or subsequent default.

9.04 Licensor may terminate this Agreement immediately by giving a written notice to Licensee upon any of the following events:
(a) any arrangement with direction or any application for bankruptcy, receivership, winding-up or other similar proceeding against Licensee and/or Sub-Licensee shall be made by Licensee, Sub-Licensee or any person;
(b) all of or, in the opinion of Licensor, substantial part of the assets of Licensee and/or Sub-Licensee shall be seized or attached in conjunction with any action against Licensee and/or Sub-Licensee by any third party;
(c) a sale of all of or in the opinion of Licensor, substantially all of the assets of Licensee and/or Sub-Licensee is made, or this Agreement is assigned by Licensee without the prior written consent of Licensor;
(d) there occurs any such change in the capital ownership and/or management control of Licensee and/or Sub-Licensee as, in the opinion of Licensor, may adversely affect the performance of this Agreement and/or the benefits or rights of Licensor in this Agreement;
(e) there occurs any difficulties, in Licensor's opinion, to perform the obligation under this Agreement due to any of significant changes of the political, economic or taxation policy by the governmental or quasi-governmental organization or agencies in the [*];
(f) Licensor judges that the quality of the Products assembled by Licensee or Sub-Licensee hereunder is found to be insufficient and such insufficiency seems not to be corrected within a reasonable period of time;
(g) an import license of the Components and/or Production Equipment into the [*] and/or an import license of the Components and/or Production Equipment from Licensee to Sub-Licensee is not obtained from the competent authority of the government of the [*], (to the extent that such license is required by law), within [*] from the Effective Date hereof; or
(h) the sub-licensing arrangement between Licensee and Sub-Licensee is not completed or is terminated.

9.05 Expiration or termination of this Agreement for any reason whatsoever shall not affect the rights of Licensor or Licensee which shall have been accrued hereunder.

9.06 The following articles shall survive any termination or expiration of this Agreement; Articles 1, 3.01D, 3.01E, 5.02-5.06, 6.01A, 6.02, 6.03, 8, 9.05,
9.06, 10, and 11.

ARTICLE 10.

10.01  No Joint Venture:
This Agreement is not a joint venture or a partnership, and nothing herein shall be deemed, construed or in any way interpreted to constitute the parties as joint venturers or as partners.

10.02  Export Control:
A. In connection with the performance of this Agreement and the transactions contemplated hereunder, Licensor, Licensee and Sub-Licensee each hereby agree to fully comply with all applicable provisions of the export control laws and regulations of [*].

B. Licensee agrees to treat all data communicated to it by Licensor as required by the appropriate export control laws of [*]. If such data are subject to the export control laws of Japan, Licensor shall so notify Licensee together with the applicable Classification Numbers. Should Licensee transmit any non-public technical data to Licensor in the course of the performance of this Agreement, Licensor shall comply with applicable [*] regulations governing the use and communication of such technical data. If such data are subject to the export control regulations of the [*] Licensee shall also notify Licensor together with the applicable Classification Numbers.

C. Licensee agrees that it shall not export the Products manufactured hereunder to any country to which export is restricted by the Export Administration Regulations without the required approval of the [*] Government to the extent required.

D. Licensee and Sub-Licensee shall not knowingly sell, lease or otherwise dispose of either any data transmitted hereunder, or the Products, directly or indirectly, to any customer who makes use of, or is likely to or intends to make use of, the same for "Military Purposes". For the purpose of this section, "Military Purposes" means the design, development, manufacture or use of any weapon, including without limitation nuclear weapon, biological weapon, chemical weapon and missiles.

E. In order to assure the observance and/or implementation by Licensee and Sub-Licensee of the foregoing provisions, Licensee and Sub-Licensee shall submit necessary documents (including without limitation, sales contract, sales notes and invoices) in accordance with request of Licensor.

F.  In the event that Licensee and Sub-Licensee violates the provisions of this
Article 10.02, Licensee and Sub-Licensee shall jointly and severally bear responsibility for any and all damages incurred by Licensor because of such violation, and further, notwithstanding the provisions of Article 8.04 hereof, Licensor shall have the right to terminate this Agreement forthwith by giving a written notice to Licensee, without any prejudice to the rights and remedies which Licensor may have under this Agreement.

G. In the course of operation under this Agreement, Licensor may wish to obtain from Licensee, technical data, whether by direct communication between Licensee and Licensor, or by communication between Licensee and employees of Licensor who are not U.S. citizens, but who are assigned to Licensee by Licensor. To the extent that any such technical data is subject to U.S. export controls and may not be exported except with prior receipt of a Letter of Assurances, this Agreement is intended to serve as such Assurances. Licensor assures that it will not re-export, re-transfer or otherwise release any such data or the direct product thereof except in conformity with the then applicable U.S. export control laws and regulations. As used in this Article 10.02, the terms "technical data" and "direct product" shall have the meaning specified in the U.S. Export Control Regulations.

ARTICLE 11. SEVERABILITY

11.01 If any provision(s) of this Agreement shall contravene any laws or regulations, it is agreed that the invalidity or illegality of such provision(s) shall not invalidate the whole of this Agreement but this Agreement shall be construed as if it did not contain the provision(s) claimed or held to be invalid or illegal in the particular jurisdiction concerned insofar as such construction does not effect the substance of this Agreement, and the rights and obligations of the parties hereto shall be construed and enforced accordingly. In the event, however, that such claim of invalidity or illegality shall substantially and adversely effect the interest of either party hereto, the parties hereto shall negotiate a mutually acceptable provision(s) not conflicting with such laws, and, if the parties hereto cannot agree upon a substitute provision(s) within a reasonable period, Licensor or Licensee may terminate this Agreement forthwith.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement in two (2) original counterpart instruments, to be executed and delivered in English, as of the date written below, by their duly authorized officers.



Matsushita Communication Industrial                           UTStarcom Inc.
Co., Ltd., Communication Systems Division
By:                                                           By:
    -------------------------------------------------              ---------------------------------------------------
Name:   Yasuo Katsura                                         Name:   Hong Liang Lu
       ----------------------------------------------                -------------------------------------------------
Title:  Senior Managing Director                              Title:  President & CEO
        ---------------------------------------------                 ------------------------------------------------
Date:   December 1, 2000                                      Date:   December 1, 2000
       ----------------------------------------------                -------------------------------------------------

Exhibit A
---------

                                List of Products
                                ----------------

[*]

Exhibit B (1/2)
---------------


                          List of Technical Information
                          -----------------------------


         Design Related Materials
         ------------------------
         [*]

         1.2  Hardware and Mechanical materials

         [*]

         1.3  Software Related materials

         [*]

Exhibit B (2/2)
---------------

         2  Production Related materials

         [*]

         3  Quality control & Assurance materials

         [*]

Exhibit D
---------


                            Technical Assistance Fee
                            ------------------------

1. The technical assistance fee for each unit of the Products shall be calculated in accordance with the following formula ("Formula");

          [*]

2.   The following products shall be categories for technical assistance fee;

          [*]

       Schedule of Technical Services at the initial stage and the payment
       -------------------------------------------------------------------

                                       [*]

                       Technical Service Costs and Expense
                       -----------------------------------

                                       [*]